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                                  STATE OF DELAWARE
                           OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "SERENA SOFTWARE, INC", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JANUARY, A.D. 1999 AT 2:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                  [SEAL]

                                             /s/ Edward J. Freel
                                             EDWARD J. FREEL SECRETARY OF STATE

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                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                SERENA SOFTWARE, INC.

     SERENA Software, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     A. The name of the corporation is SERENA Software, Inc. The corporation was originally incorporated under the same name and the original Certificate of Incorporation of the corporation was filed with the Secretary of State and the State of Delaware on October 13, 1998.

     B. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the Board of Directors and the Stockholders of the corporation.

     C. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

     D. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:


                                      ARTICLE I

     The name of the corporation is SERENA Software, Inc. (the "Corporation").

                                      ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                     ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                                      ARTICLE IV

          (a) This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation shall have the authority to issue shall be 60,000,000, $.001 par value, and the total number of shares of Preferred Stock this Corporation shall have authority to issue shall be 5,000,000, $.001 par value.

          (b) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                      ARTICLE V

     The Corporation is to have perpetual existence.

                                      ARTICLE VI

     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                     ARTICLE VII

     The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                     ARTICLE VIII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                      ARTICLE IX

          (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall be indemnified by the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


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          (b) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

          (c) Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this
Article X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                      ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                      ARTICLE XI

     Vacancies created by the resignation of one or more members of the Board of Directors and newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

                                     ARTICLE XII

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                     ARTICLE XIII

     Until a Registration Statement regarding the sale of the Corporation's Common Stock to the public is declared effective by the Securities and Exchange Commission, stockholders shall be entitled to cumulative voting rights as set forth in this Article XIV and the Bylaws of the Corporation. At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit. As of the date that a Registration Statement regarding the sale of the Corporation's Common Stock to the public is declared effective by the Securities and


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Exchange Commission, this Article XIV shall no longer be effective and may be deleted herefrom upon any restatement of this Certificate of Incorporation.

                                     ARTICLE XIV

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



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     IN WITNESS WHEREOF, the Company has caused this Amended and Restated
Certificate of Incorporation to be signed by Robert I. Pender, Jr., its Chief Financial Officer, effective as of January 22, 1999.

                                   SERENA SOFTWARE, INC.

                                   By:  /s/ Robert I. Pender, Jr.
                                        ------------------------------------
                                        Robert I. Pender, Jr.
                                        Vice President, Chief Financial
                                        Officer and Secretary





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